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                                                                  Exhibit (e)(1)



                              ARMADA ADVANTAGE FUND
                       (FORMERLY PARKSTONE ADVANTAGE FUND)
                       -----------------------------------

This Exhibit A, dated June 9, 2000, is that certain Exhibit A to a Distribution Agreement dated as of July 6, 1999 (the "Agreement") between the undersigned parties.

NAMES OF THE PARTIES. All references to the Parkstone Advantage Fund in the Agreement shall be deemed to refer to the Armada Advantage Fund.

SEI INVESTMENT MUTUAL FUNDS SERVICES

By:     /s/ Timothy D. Barto
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Title:  Vice President and Assistant Secretary

ARMADA ADVANTAGE FUND

By:      /s/Herbert R. Martens, Jr.
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Title:   President
         --------------------------